UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 16, 2011
Archipelago Learning, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34555	27-0767387

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3232 McKinney Avenue, Suite 400 Dallas, Texas	75204

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (800) 419-3191
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting of Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
On April 6, 2011, Archipelago Learning, Inc. (“the Company”) filed a Current Report on Form 8-K with the SEC reporting the resignation of Michael K. Powell from the Company’s Board of Directors on April 5, 2011 and the Company’s notice to Nasdaq on April 6, 2011 that, as a result of Mr. Powell’s resignation, the Company is currently out of compliance with Nasdaq’s majority independent board composition requirements set forth in Nasdaq Listing Rule 5605(b)(1).
As anticipated, on May 16, 2011, the Company received a notification from Nasdaq that the Company is currently out of compliance with Nasdaq’s majority independent board composition requirements set forth in Nasdaq Listing Rule 5605(b)(1), which requires listed companies to maintain an independent majority board. Nasdaq’s notification indicates that the Company has a cure period until October 3, 2011 to regain compliance.
The Company plans to fill the vacancy on the Board with an independent candidate in the near future to regain compliance.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHIPELAGO LEARNING, INC.
/s/ Tim McEwen
Name:	Tim McEwen
Title:	Chairman, President and Chief Executive Officer
Date: May 19, 2011